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                                                                    EXHIBIT 23.1




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Juno Lighting, Inc. of our report dated January 14, 1999, appearing on page 17 of Juno Lighting, Inc.'s Annual Report on Form 10-K for the year ended November 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, appearing on page 32 of Juno Lighting, Inc.'s Annual Report on Form 10-K for the year ended November 30, 1998.






PricewaterhouseCoopers LLP
April 12, 1999